Exhibit 99.1

CareTrust REIT Announces Second Quarter 2020 Operating Results

Conference Call Scheduled for Friday, August 7, 2020 at 1:00 pm ET
SAN CLEMENTE, Calif., August 6, 2020 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended June 30, 2020, as well as other recent events.
For the quarter, CareTrust REIT reported:
•Net income of $18.9 million and net income per diluted weighted-average common share of $0.20;
•Normalized FFO of $32.1 million and normalized FFO per diluted weighted-average common share of $0.34;
•Normalized FAD of $33.6 million and normalized FAD per diluted weighted-average common share of $0.35; and
•A net debt-to-normalized EBITDA ratio of 3.2x, and a net debt-to-enterprise value of 23.1%, each as of quarter-end.

Making Progress Against the Pandemic

“We continue to be extremely impressed by the earnest and effective efforts of our tenants and their care staffs to battle the pandemic in their communities," said Greg Stapley, CareTrust's Chairman and Chief Executive Officer. He noted that several CareTrust facilities are contributing to the fight by accepting and treating COVID patients in tightly-controlled environments, taking pressure off of local hospitals and other skilled nursing facilities that are less equipped to handle them, while keeping their own operations performing at high levels. “We are all extremely grateful for the government support received to date by our skilled nursing providers that has made this possible, and we hope that the next round of relief funding will include their counterparts in seniors housing, who are also doing a tremendous job,” he added.

Mr. Stapley also lauded the federal government’s announced plan to deliver rapid-results point-of-care testing devices to all skilled nursing facilities over the coming weeks. Calling it the most significant milestone in the COVID-19 response to date, he said, “Not being able to determine who is contagious has been the biggest obstacle to effective infection control from the beginning, so the value of point-of-care testing in saving lives cannot be overstated.” Several CareTrust facilities are near the top of the recently-released distribution list.

He reported that while overall occupancy in the Company’s skilled nursing portfolio has declined, the percentage of higher-margin skilled patients has climbed markedly. “The increase in skilled mix is helping to backfill the revenue and expense impacts of lower overall occupancy and higher operating costs associated with the COVID response,” he said. He also noted that government relief funding had been critical for most operators. “Together, these measures have given our skilled nursing tenants the runway they’ve needed so far, and we expect them to remain healthy for the foreseeable future,” he added.

He also stated that, although seniors housing occupancy nationwide had reportedly declined in the quarter, occupancy at CareTrust’s seniors housing facilities had held steady through July. He noted that CareTrust collected 99.5% of contract rents in the second quarter, 98.7% in July, and expects a similar result in August.

“As tenant operating data continues to roll in, we are getting a clearer picture on everything from census to expenses to the impact of relief measures,” said Mr. Stapley. “It’s still too early to predict how long the present emergency will last or how far the relief funds will go, but the outstanding performance of our dedicated operators to date informs our cautiously optimistic outlook,” he concluded.

Financial Results for Quarter Ended June 30, 2020
Chief Financial Officer Bill Wagner reported that, for the second quarter, CareTrust generated net income of $18.9 million, or $0.20 per diluted weighted-average common share, normalized FFO of $32.1 million, or $0.34 per diluted weighted-average common share, and normalized FAD of $33.6 million, or $0.35 per diluted weighted-average common share. “We are pleased to be keeping earnings on track in the midst of an extended national emergency, while simultaneously maintaining industry-low leverage and positioning CareTrust for future growth,” said Mr. Wagner.

Liquidity
As of quarter end, CareTrust reported net debt-to-normalized EBITDA of approximately 3.2x and net debt-to-enterprise value of approximately 23.1%. Mr. Wagner stated that at quarter-end the Company had no borrowings outstanding on its $600 million revolving credit line, and no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has more than $20 million in cash on hand.

He also noted that the Company’s at-the-market equity program has $500 million in authorization available, allowing the Company to raise additional capital in the equity markets if needed. “With that, plus our undrawn revolver and cash on hand, and with our current debt levels well under our target leverage range of 4.0x to 5.0x net debt-to-normalized EBITDA, we have a wide range of compelling options for funding our opportunistic growth strategy,” said Mr. Wagner.

2020 Guidance Unchanged

For the second quarter in a row, CareTrust left unchanged its annual guidance which was issued in February, notwithstanding the COVID-19 pandemic and related challenges. “Much is different, but our tenants are largely faring well and we remain comfortable projecting, on a per-diluted weighted-average common share basis, net income of approximately $0.76 to $0.78, normalized FFO of approximately $1.32 to $1.34, and normalized FAD of approximately $1.38 to $1.40,” said Mr. Wagner.
The guidance is based on a diluted weighted-average common share count of 95.6 million shares, and per CareTrust’s standard practice includes all investments, dispositions and loan repayments made to date, and assumes no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, no new debt incurrences or new equity issuances, and estimated 1.75% CPI-based rent escalators under CareTrust's long-term net leases. “Naturally, we must note that material changes in economic and other factors related to the COVID-19 pandemic and the government’s responses thereto could alter our outlook at any time,” he concluded.

Dividend Maintained
During the quarter, CareTrust declared a quarterly dividend of $0.25 per common share, consistent with the preceding quarter in which the Company raised its dividend by 11.1% from $0.225 to $0.25 per share. “The dividend remains very well covered, although the payout ratio is slightly higher than we like,” said Mr. Stapley. “Were it not for the general pause on transactions while the industry deals with the pandemic, we likely would have had some additional acquisitions by now to reduce that ratio,” he added. “Our goal is to catch up over the next few quarters and push that closer to historical levels,” he said. Mr. Wagner reported that, on an annualized basis, the payout ratio was approximately 74% based on second quarter 2020 normalized FFO, and 71% based on normalized FAD.

Conference Call

A conference call will be held on Friday, August 7, 2020, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss second quarter 2020 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 9259158. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) additional factors included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, including in the section entitled "Risk Factors" in Part II, Item 1A of such report, and in our Annual Report on Form 10-K for the year ended December 31, 2019, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended June 30, 2020 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rental income	$42,507	$44,123	$84,971	$82,470
Independent living facilities	615	887	1,240	1,747
Interest and other income	1,046	1,191	2,297	1,642
Total revenues	44,168	46,201	88,508	85,859
Expenses:
Depreciation and amortization	13,239	13,437	26,399	25,339
Interest expense	5,849	7,285	12,563	14,145
Property taxes	837	456	1,322	1,282
Independent living facilities	546	719	1,092	1,426
General and administrative	4,762	4,606	8,816	7,916
Total expenses	25,233	26,503	50,192	50,108
Other loss:
Loss on sale of real estate	—	—	(56)	—
Net income	$18,935	$19,698	$38,260	$35,751

Earnings per common share:
Basic	$0.20	$0.21	$0.40	$0.39
Diluted	$0.20	$0.21	$0.40	$0.39

Weighted-average number of common shares:
Basic	95,208	94,036	95,185	91,039
Diluted	95,208	94,036	95,185	91,039

Dividends declared per common share	$0.25	$0.225	$0.50	$0.45

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income	$18,935	$19,698	$38,260	$35,751
Depreciation and amortization	13,239	13,437	26,399	25,339
Interest expense	5,849	7,285	12,563	14,145
Amortization of stock-based compensation	963	1,147	1,847	2,141
EBITDA	38,986	41,567	79,069	77,376
Property operating expenses	(31)	—	(248)	—
Loss on sale of real estate	—	—	56	—
Normalized EBITDA	$38,955	$41,567	$78,877	$77,376

Net income	$18,935	$19,698	$38,260	$35,751
Real estate related depreciation and amortization	13,223	13,421	26,367	25,305
Loss on sale of real estate	—	—	56	—
Funds from Operations (FFO)	32,158	33,119	64,683	61,056
Property operating expenses	(31)	—	(248)	—
Normalized FFO	$32,127	$33,119	$64,435	$61,056

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income	$18,935	$19,698	$38,260	$35,751
Real estate related depreciation and amortization	13,223	13,421	26,367	25,305
Amortization of deferred financing fees	488	487	975	1,028
Amortization of stock-based compensation	963	1,147	1,847	2,141
Straight-line rental income	(22)	(474)	(48)	(937)
Loss on sale of real estate	—	—	56	—
Funds Available for Distribution (FAD)	33,587	34,279	67,457	63,288
Property operating expenses	(31)	—	(248)	—
Normalized FAD	$33,556	$34,279	$67,209	$63,288

FFO per share	$0.34	$0.35	$0.68	$0.67
Normalized FFO per share	$0.34	$0.35	$0.68	$0.67

FAD per share	$0.35	$0.36	$0.71	$0.69
Normalized FAD per share	$0.35	$0.36	$0.71	$0.69

Diluted weighted average shares outstanding [1]	95,295	94,292	95,300	91,295

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Revenues:
Rental income	$44,123	$31,577	$41,620	$42,464	$42,507
Independent living facilities	887	929	713	625	615
Interest and other income	1,191	808	1,895	1,251	1,046
Total revenues	46,201	33,314	44,228	44,340	44,168
Expenses:
Depreciation and amortization	13,437	13,420	13,063	13,160	13,239
Interest expense	7,285	7,064	6,916	6,714	5,849
Property taxes	456	1,025	741	485	837
Independent living facilities	719	806	666	546	546
Impairment of real estate investments	—	16,692	—	—	—
Provision for loan losses	—	1,076	—	—	—
General and administrative	4,606	3,502	3,740	4,054	4,762
Total expenses	26,503	43,585	25,126	24,959	25,233
Other income (loss):
Gain (loss) on sale of real estate	—	217	1,560	(56)	—
Net income (loss)	$19,698	$(10,054)	$20,662	$19,325	$18,935

Diluted earnings per share	$0.21	$(0.11)	$0.22	$0.20	$0.20

Diluted weighted average shares outstanding	94,036	95,103	95,144	95,161	95,208

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020

Net income (loss)	$19,698	$(10,054)	$20,662	$19,325	$18,935
Depreciation and amortization	13,437	13,420	13,063	13,160	13,239
Interest expense	7,285	7,064	6,916	6,714	5,849
Amortization of stock-based compensation	1,147	981	982	884	963
EBITDA	41,567	11,411	41,623	40,083	38,986
Impairment of real estate investments	—	16,692	—	—	—
Provision for loan losses	—	1,076	—	—	—
Provision for doubtful accounts and lease restructuring	—	12,471	464	—	—
Property operating expenses	—	218	(84)	(217)	(31)
(Gain) loss on sale of real estate	—	(217)	(1,560)	56	—
Normalized EBITDA	$41,567	$41,651	$40,443	$39,922	$38,955

Net income (loss)	$19,698	$(10,054)	$20,662	$19,325	$18,935
Real estate related depreciation and amortization	13,421	13,404	13,046	13,144	13,223
Impairment of real estate investments	—	16,692	—	—	—
(Gain) loss on sale of real estate	—	(217)	(1,560)	56	—
Funds from Operations (FFO)	33,119	19,825	32,148	32,525	32,158
Provision for loan losses	—	1,076	—	—	—
Provision for doubtful accounts and lease restructuring	—	12,471	464	—	—
Property operating expenses	—	218	(84)	(217)	(31)
Normalized FFO	$33,119	$33,590	$32,528	$32,308	$32,127

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020

Net income (loss)	$19,698	$(10,054)	$20,662	$19,325	$18,935
Real estate related depreciation and amortization	13,421	13,404	13,046	13,144	13,223
Amortization of deferred financing fees	487	488	487	487	488
Amortization of stock-based compensation	1,147	981	982	884	963
Straight-line rental income	(474)	(546)	98	(26)	(22)
Impairment of real estate investments	—	16,692	—	—	—
(Gain) loss on sale of real estate	—	(217)	(1,560)	56	—
Funds Available for Distribution (FAD)	34,279	20,748	33,715	33,870	33,587
Provision for loan losses	—	1,076	—	—	—
Provision for doubtful accounts and lease restructuring	—	12,471	464	—	—
Property operating expenses	—	218	(84)	(217)	(31)
Normalized FAD	$34,279	$34,513	$34,095	$33,653	$33,556

FFO per share	$0.35	$0.21	$0.34	$0.34	$0.34
Normalized FFO per share	$0.35	$0.35	$0.34	$0.34	$0.34

FAD per share	$0.36	$0.22	$0.35	$0.36	$0.35
Normalized FAD per share	$0.36	$0.36	$0.36	$0.35	$0.35

Diluted weighted average shares outstanding [1]	94,292	95,313	95,340	95,306	95,295

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	June 30, 2020	December 31, 2019
Assets:
Real estate investments, net	$1,420,112	$1,414,200
Other real estate investments, net	13,924	33,300
Assets held for sale, net	—	34,590
Cash and cash equivalents	5,798	20,327
Accounts and other receivables, net	1,746	2,571
Prepaid expenses and other assets	5,900	10,850
Deferred financing costs, net	2,533	3,023
Total assets	$1,450,013	$1,518,861

Liabilities and Equity:
Senior unsecured notes payable, net	$296,290	$295,911
Senior unsecured term loan, net	198,819	198,713
Unsecured revolving credit facility	—	60,000
Accounts payable and accrued liabilities	13,318	14,962
Dividends payable	24,140	21,684
Total liabilities	532,567	591,270

Equity:
Common stock	952	951
Additional paid-in capital	1,162,446	1,162,990
Cumulative distributions in excess of earnings	(245,952)	(236,350)
Total equity	917,446	927,591
Total liabilities and equity	$1,450,013	$1,518,861

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$38,260	$35,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	26,428	25,354
Amortization of deferred financing costs	975	1,028
Amortization of stock-based compensation	1,847	2,141
Straight-line rental income	(48)	(937)
Noncash interest income	—	(21)
Loss on sale of real estate	56	—
Interest income distribution from other real estate investment	1,346	463
Change in operating assets and liabilities:
Accounts and other receivables, net	806	(2,091)
Prepaid expenses and other assets	528	(185)
Accounts payable and accrued liabilities	(2,256)	235
Net cash provided by operating activities	67,942	61,738
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(25,905)	(285,946)
Improvements to real estate	(6,122)	(68)
Purchases of equipment, furniture and fixtures	(112)	(2,613)
Investment in real estate mortgage and other loans receivable	(13,958)	(11,389)
Principal payments received on real estate mortgage and other loans receivable	66,961	482
Repayment of other real estate investment	2,327	2,204
Net proceeds from sales of real estate	2,134	131
Net cash provided by (used in) investing activities	25,325	(297,199)
Cash flows from financing activities:
Proceeds from (costs paid for) the issuance of common stock, net	(404)	196,041
Proceeds from the issuance of senior unsecured term loan	—	200,000
Borrowings under unsecured revolving credit facility	15,000	195,000
Payments on unsecured revolving credit facility	(75,000)	(245,000)
Payments on senior unsecured term loan	—	(100,000)
Payments of deferred financing costs	—	(4,534)
Net-settle adjustment on restricted stock	(1,986)	(2,524)
Dividends paid on common stock	(45,406)	(37,685)
Net cash (used in) provided by financing activities	(107,796)	201,298
Net decrease in cash and cash equivalents	(14,529)	(34,163)
Cash and cash equivalents, beginning of period	20,327	36,792
Cash and cash equivalents, end of period	$5,798	$2,629

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					June 30, 2020
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	60.0%	$(3,710)		$296,290

Floating Rate Debt

Senior unsecured term loan	1.684%	[1]	2026		200,000	40.0%	(1,181)		198,819

Unsecured revolving credit facility	—%	[2]	2024	[3]	—	—	—	[4]	—
	1.684%				200,000	40.0%	(1,181)		198,819

Total Debt	3.824%				$500,000	100.0%	$(4,891)		$495,109

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

Guidance

	Full Year 2020 Guidance[1]
	Low	High
Net income	$0.76	$0.78
Real estate related depreciation and amortization	0.56	0.56
Funds from Operations (FFO)	1.32	1.34
Normalized FFO	$1.32	$1.34

Net income	$0.76	$0.78
Real estate related depreciation and amortization	0.56	0.56
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.04	0.04
Straight-line rental income	0.00	0.00
Funds Available for Distribution (FAD)	1.38	1.40
Normalized FAD	$1.38	$1.40
Weighted average shares outstanding:
Diluted	95,557	95,557

[1]This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, (iii) no new debt incurrences or new equity issuances, and (iv) estimated 1.75% CPI-based rent escalators under CareTrust's long-term net leases. It does not contemplate future negative impacts, if any, that are related to the COVID-19 pandemic, which are highly uncertain and cannot be predicted at this time.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, provision for loan losses, provision for doubtful accounts, property operating expenses and gains or losses from dispositions of real estate or other real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation provide another view of performance. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts, and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.